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                                                                    EXHIBIT 23.7

               Consent of China Mobile Communications Corporation



The Board of Directors
China Mobile (Hong Kong) Limited:

     We consent to the reference to our corporation with respect to, and your use of, the number of cellular subscribers of our corporation in 18 provinces, municipalities and autonomous regions of China as of June 30, 2000 in this Registration Statement on Form F-3.




/s/

China Mobile Communications Corporation

Beijing, China

September 26, 2000